Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 14, 2019, Chicken Soup for the Soul Entertainment, Inc. a Delaware corporation (the “Company” ”, or “us”, “our” or similar terms) consummated (the “Closing”) the creation of a joint venture entity to be known as “Crackle Plus” (the “Crackle Transaction”), contemplated by the previously announced Contribution Agreement, dated as of March 27, 2019 (the “Contribution Agreement”) by and among the Company, Crackle Plus, LLC, a Delaware limited liability company (the “JV Entity”), CPE Holdings, Inc. (“CPEH”), a Delaware corporation and affiliate of Sony Pictures Television Inc. (“Sony”), and Crackle, Inc., a Delaware corporation and wholly owned subsidiary of CPEH (“Crackle” or “Crackle U.S.”). The Contribution Agreement provides, among other things, for the creation of a new streaming video joint venture to be known as “Crackle Plus” and for the contribution by CPEH and its affiliates of certain U.S. and Canadian assets of the Crackle branded advertising-based video on demand streaming business to the JV Entity and for the contribution by the Company and its affiliates of certain assets of their advertising-based and subscription-based video on demand businesses to the JV Entity.

The following unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting (ASC 805 “Business Combinations”), with the Company considered the acquirer of Crackle U.S. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition, with any excess purchase price allocated to goodwill. To date, the Company has completed only a preliminary allocation of the purchase price to the assets acquired and liabilities assumed in the Crackle transaction and is in the process of completing a final allocation of such purchase price. The final purchase price allocation may differ from that reflected in the following unaudited pro forma condensed combined financial information, and these differences may be material.

The unaudited pro forma condensed combined financial information included herein presents the combination of the historical consolidated financial statements of Chicken Soup for the Soul Entertainment and Crackle U.S. adjusted to give effect to events and circumstances that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined company’s results. Specifically, at the time of the consummation of the business combination, the Company has changed the way that Crackle operates by identifying four key areas to reduce costs and improve margins; technology, marketing, content and SG&A. Directly attributable pro forma adjustments consist of:

•	The Company worked with Sony to consolidate technology costs onto Sony’s shared platform.
•	Upon creation of the JV Entity, technology costs were reduced significantly.
•

Marketing spend was also significantly reduced as the Company excluded Sony’s marketing agreements from transferred assets and will use its owned-and-operated networks and brand related social media to drive growth through cross-promotion.

•	Fixed fee content agreements were replaced with revenue sharing agreements between Crackle Plus, the Company and Sony.
•	Duplicative roles within the Company’s and Crackle’s operations teams were evaluated, and staff was reduced to streamline operations.

The unaudited pro forma condensed combined statements of operations of Chicken Soup for the Soul Entertainment for the quarter ended March 31, 2019 and for the year ended December 31, 2018 give effect to the Crackle transaction as if the transaction had been consummated on January 1, 2018. The unaudited pro forma condensed combined balance sheet information at March 31, 2019 has been prepared as if the transaction was consummated as of March 31, 2019.

The unaudited pro forma condensed combined balance sheet and statements of operations were prepared based on the historical: (i) consolidated statements of operations of Chicken Soup for the Soul Entertainment; and (ii) carve-out statements of operations of Crackle U.S.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 were prepared utilizing the Crackle U.S. March 31, 2019 year-end carve-out financial statements. As per SEC FRM 1440 the fiscal year end of Crackle U.S. is within 93 days of the Company fiscal year end of December 31, 2018 and thus no adjustments to conform the year ended March 31, 2019 carve-out financial statements of the Crackle U.S. have been made. Further, the periods combined are comparable because the number of months combined are the same, therefore no adjustment is necessary. Given this combination, the inclusion of the quarter to date period March 31, 2019 of Crackle U.S. in the unaudited pro forma condensed combined statements of operations presented periods has been duplicated. The duplicative inclusion of this period has not resulted in the inclusion of any unusual charges or adjustments in the prepared and presented unaudited pro forma periods, except for the goodwill impairment expense recorded in the quarter, which we have not deemed to be unusual requiring adjustment. Given the consistent nature of the results of the business and the fair presentation of comparable periods we have deemed it an accurate depiction of the quarter for purposes of the presented unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s audited historical consolidated financial statements as of and for the year ended December 31, 2018, which have been filed with the Securities and Exchange Commission (“SEC”), and the audited historical carve-out financial statements as of and for the years ended March 31, 2019 and 2018 of Crackle U.S., incorporated by reference or included in this Current Report on Form 8-K/A (Exhibit 99.1).

In management’s opinion, all adjustments necessary to reflect the significant effects of the Crackle transaction have been made. These combined financial statements are based on assumptions and estimates considered appropriate by our management; however, they are unaudited and are not necessarily, and should not be assumed to be, an indication of our financial position or results of operations that would have been achieved had the acquisitions been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined statements of operations do not include all of the effects of cost savings that may result from operating efficiencies as a result of the Crackle transaction. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Crackle transaction, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is being provided for illustrative purposes only and does not purport to represent what the actual results of operations of Crackle Plus would have been had the Crackle Transaction occurred on the date assumed or any other date, nor is it necessarily indicative of Crackle Plus’s future results of operations for any future period or as of any future date. The unaudited pro forma condensed combined financial information is based upon currently available information and estimates and assumptions that the Company’s management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different.

The actual amounts recorded as of the closing of the Crackle Transaction may differ materially from the information presented in the unaudited pro forma condensed combined financial information as a result of several factors, including the following:

•	completion of final valuation procedures on Crackle U.S.’s net assets, which could result in materially different fair values of acquired assets and liabilities;

•	changes in Crackle U.S.’s net assets between the pro forma balance sheet as of March 31, 2019 and the closing of the Transaction, which could impact the estimated fair values as of the consummation of the Crackle Transaction;

•	the impact of our streamlining of the combined Crackle Plus operations

Chicken Soup for the Soul Entertainment, Inc.

Pro Forma Condensed Combined Balance Sheet

As of March 31, 2019

(unaudited)

	CSS		Pro Forma		Pro Forma
	Entertainment	Crackle U.S. (1)	Adjustments		Combined
ASSETS

Cash and cash equivalents	$3,043,110	$-	$-		$3,043,110
Restricted cash	750,000				750,000
Accounts receivable, net	10,305,684	17,086,178			27,391,862
Prepaid expenses	358,384	1,562,767			1,921,151
Inventory, net	286,601				286,601
Current programming rights, net	-	2,516,101			2,516,101
Goodwill	2,537,079	49,017,709	10,705,069	(A)	62,259,857
Indefinite lived intangible assets	12,163,943		30,487,527	(A)	42,651,470
Intangible assets, net	2,780,505		20,974,761	(A)	23,755,266
Film library, net	27,287,110				27,287,110
Due from affiliated companies	3,198,936				3,198,936
Programming costs, net	12,876,296				12,876,296
Non-current programming rights	-	8,500,120			8,500,120
Equipment, net	-	8,687	(8,687)	(B)	-
Deferred tax asset	917,000				917,000
Other assets, net	337,362				337,362

Total assets	$76,842,010	$78,691,562	$62,158,670		$217,692,242

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of commercial loan	$1,000,000				1,000,000
Current programming obligations	-	670,907			670,907
Non-current programming obligations	-	502,500			502,500
Commercial loan and revolving line of credit, net of
unamortized deferred finance cost of $308,731 and $334,554, respectively	6,347,578				6,347,578
Accounts payable and accrued expenses	3,860,127	8,883,610	22,896,236	(C)	35,639,973
Due to related parties	-	15,730,915	(15,730,915)	(C)	-
Representation fees payable	-	1,018,603			1,018,603
Film library acquisition obligations	2,988,850				2,988,850
Accrued participation costs	1,507,124				1,507,124
Other liabilities	64,107				64,107
Deferred revenue	12,938				12,938

Total liabilities	15,780,724	26,806,535	7,165,321		49,752,580

Redeemable noncontrolling interest			51,672,531	(D)	51,672,531

Stockholders' equity

Series A cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 1,058,497 and 918,497 shares issued and outstanding, respectively, redemption value of $26,462,425 and $22,962,425, respectively	106				106
Class A common stock, $.0001 par value, 70,000,000 shares authorized;
4,227,740 shares issued, 4,153,505 outstanding	421				421
Class B common stock, $.0001 par value, 20,000,000 shares authorized;
7,817,238 shares issued and outstanding	782				782
Net Parent investment	-	51,885,027	(51,885,027)	(E)	-
Additional paid-in capital	62,788,256		62,371,166	(E)	125,159,422
Retained (deficit) earnings	(1,095,550)		(7,165,321)	(E)	(8,260,871)
Class A common stock held in treasury, at cost (74,235 shares)	(632,729)				(632,729)

Total stockholders' equity	61,061,286	51,885,027	3,320,818		116,267,131

Total liabilities, redeemable noncontrolling interest and stockholders' equity	$76,842,010	78,691,562	62,158,670		217,692,242

(1)	Certain reclassifications were made to conform to CSS Entertainments’ financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined information.

Chicken Soup for the Soul Entertainment, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018
(unaudited)

	CSS		Pro Forma		Pro Forma
	Entertainment	Crackle U.S. (1)	Adjustments		Combined
Revenue, net	26,859,519	65,784,308			92,643,827
Cost of revenue	12,345,590	65,558,710	(29,629,305)	(F)	48,274,995
Gross profit	14,513,929	225,598	29,629,305		44,368,832
Operating expenses:
Selling, general and administrative	10,745,235	44,357,634	(35,943,445)	(G)	19,159,424
Management and license fees	2,666,907	-	6,578,431	(H)	9,245,338
Total operating expenses	13,412,142	44,357,634	(29,365,014)		28,404,762
Operating (loss) / income before Amortization	1,101,787	(44,132,036)	58,994,319		15,964,070
Amortization	326,988	-	4,194,952	(I)	4,521,940
Operating (loss) / income	774,799	(44,132,036)	54,799,367		11,442,130
Interest income	39,058	-			39,058
Interest expense	(388,036)	-	-		(388,036)
Acquisition-related costs	(396,793)	-	-		(396,793)
Goodwill impairment expense		(8,800,000)	-		(8,800,000)
Income / (loss) before income taxes and preferred dividends	29,028	(52,932,036)	54,799,367		1,896,359
Provision for (benefit from) income taxes	874,000	-	(363,310)	(J)	510,690
Net (loss) / income before noncontrolling interests and preferred dividends	(844,972)	(52,932,036)	55,162,677		1,385,669
Net (loss) / income attributable to noncontrolling interests			38,100	(K)	38,100
Net (loss) / income attributable to Chicken Soup for the Soul Entertainment, Inc.	(844,972)	(52,932,036)	55,124,577		1,347,569
Preferred dividends	1,112,910	-	-		1,112,910
Net (loss) / income available to common Stockholders	$(1,957,882)	(52,932,036)	55,124,577		234,659
Net (loss) / income per common share:
Basic and diluted	$(0.16)				0.02
Weighted average number of common shares outstanding:
Basic and diluted	11,944,528				11,944,528

(1)	Crackle U.S. financial information presented is for the year ended March 31, 2019, while the Company’s presented financial information is for the year ended December 31, 2018. Given the combined year end dates are within 93 days and the combined periods are the same as per SEC FRM 1440, no adjustments have been made to conform the financial statements.

See accompanying notes to unaudited pro forma condensed combined information.

Chicken Soup for the Soul Entertainment, Inc.

Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2019

(unaudited)

	CSS		Pro Forma		Pro Forma
	Entertainment	Crackle U.S.	Adjustments		Combined
Revenue, net	2,193,154	15,040,554	-		17,233,708
Cost of revenue	1,632,101	16,992,166	(8,004,622)	(L)	10,619,645
Gross profit	561,053	(1,951,612)	8,004,622		6,614,063
Operating expenses:
Selling, general and administrative	2,822,057	6,237,890	(5,156,864)	(M)	3,903,083
Management and license fees	219,270	-	1,504,055	(N)	1,723,325
Total operating expenses	3,041,327	6,237,890	(3,652,809)		5,626,408
Operating (loss) / income before Amortization	(2,480,274)	(8,189,502)	11,657,431		987,655
Amortization	205,623	-	1,048,738	(O)	1,254,361
Operating (loss) / income	(2,685,897)	(8,189,502)	10,608,693		(266,706)
Interest income	13,525	-	-		13,525
Interest expense	(141,123)	-	-		(141,123)
Acquisition-related costs	(397,935)	-	397,935	(P)	(0)
Goodwill impairment expense	-	(4,100,000)	-		(4,100,000)
(loss) / income before income taxes and preferred dividends	(3,211,430)	(12,289,502)	11,006,628		(4,494,304)
Provision for (benefit from) income taxes	(438,000)	-	(772,316)	(Q)	(1,210,316)
Net (loss) / income before noncontrolling interests and preferred dividends	(2,773,430)	(12,289,502)	11,778,944		(3,283,988)
Net (Loss) / income attributable to noncontrolling interests			(17,690)	(R)	(17,690)
Net (loss) / income attributable to Chicken Soup for the Soul Entertainment, Inc.	(2,773,430)	(12,289,502)	11,796,634		(3,266,298)
Preferred dividends	603,307	-	-		603,307
Net (loss) / income available to common Stockholders	$(3,376,737)	(12,289,502)	11,796,634		(3,869,605)
Net (loss) per common share:
Basic and diluted	$(0.28)				(0.32)
Weighted average number of common shares outstanding:
Basic and diluted	11,970,743				11,970,743

See accompanying notes to unaudited pro forma condensed combined information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation and Purchase Price Allocation

The historical condensed combined financial statements have been adjusted in the pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The Crackle transaction business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of the transaction assets acquired and liabilities assumed.

The pro forma combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. It also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma combined financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition and other planned cost savings initiatives following the completion of the business combination. The pro forma financial information strictly reflects transactions entered contractually as a part of the Crackle transaction which are directly attributable, factually supportable, and specifically having a continuing impact on the combined results within the pro forma adjustments.

Note 2 – Preliminary Purchase Price Allocation

The following table reconciles the preliminary purchase price for the Crackle transaction to the amount allocated, on a preliminary basis to the estimated fair values of the assets acquired and retained as well as liabilities assumed and retained:

Purchase Price Consideration Allocation:

Fair Value of Preferred Units	$36,350,000
Fair Value of Warrants in CSSE	10,899,204
Fair Value of Put Option	4,423,327
Total Estimated Purchase Price	51,672,531

The purchase price paid by the Company reflects the total consideration given in return for the ownership share available to Sony in the entity. Consideration given has been calculated at the fair market value of the Preferred Units in the JV; the four CSSE tranches of warrants and the Put option. The Company valued the securities based on the terms of the contribution agreement and the use of the Black Scholes model valuation technique on each of the respective components as follows,

1.	The preferred units have a stated value at the time of the acquisition of $36.35 million based upon the March 27, 2019 Contribution Agreement;

2.	The four (4) tranches of CSSE warrants were individually valued based on the Black Sholes valuation model using their respective terms and strike prices (ranging from a 5% to 50% premium over the initial market price of $7.74). Each tranche used a volatility of 58% and a 5-year risk free rate of 2.2%;

3.	The Put option given to Sony was valued via the Black-Sholes valuation model assuming an initial price of $36.35 million, strike price of $40M, volatility of 17% and term of 1.5 years reflecting the latest time that Sony could exercise their Put.

All consideration transferred has been determined to represent equity-classified contingent consideration and has been measured at fair value as of the acquisition date. Equity-classified contingent consideration is not remeasured following the acquisition date, and its subsequent settlement is accounted for within equity. The equity classification has been determined based on the terms of the transaction.

The Company has performed a preliminary valuation analysis of the fair market value of the Crackle transaction assets and liabilities. The following table summarizes the preliminary allocation of the estimated purchase price to the estimated fair values of the assets acquired and liabilities assumed in the Crackle transaction:

Purchase price consideration allocated to fair value of net assets acquired:

Accounts Receivable, net	$5,360,667
Programming Rights	754,598
Brand Value (Trademark)	30,487,527
Customer User Base	12,900,088
Content Rights	2,576,140
Partner Agreements	5,498,533
Goodwill	59,722,778
Accounts Payable & Accrued Expenses	(8,999,063)
Programming Obligations	(4,956,206)
Redeemable Noncontrolling Interest	(51,672,531)
Total Net Assets acquired	51,672,531

In estimating the fair value of the acquired assets and assumed liabilities, the fair value estimates are based on, but not limited to, expected future revenue and cash flows, expected growth rates, and estimated discount rates.

The amount related to other intangible assets represents the estimated fair values of the brand (trademark), customer user base, content rights, and partner agreements. These long lived assets are being amortized on a straight-line basis over their estimated useful lives of 3-7 years. The impact of the intangible asset amortization has been included as adjustments within the presented periods of unaudited pro forma statements of operations.

Goodwill is calculated as the excess of the consideration transferred over the fair value of the identifiable net assets acquired and liabilities assumed, and represents the future economic benefits expected to arise from the intangible assets acquired that do not qualify for separate recognition. The Company has preliminarily estimated $59.7 million of Goodwill in connection with the Crackle transaction.

The fair values of assets acquired, and liabilities assumed were based upon preliminary valuations performed for the preparation of the pro forma financial information and are subject to the final valuations. These estimates and assumptions are subject to change within the measurement period as additional information is obtained. A decrease in the fair value of the assets acquired or liabilities assumed in the Crackle transaction from the preliminary valuations presented would result in dollar for dollar corresponding increase or decrease, as applicable, in the amount of goodwill resulting from the transaction. In addition, if the value of the other intangible assets is higher than the amount included in these unaudited pro forma condensed combined financial statements, it may result in higher amortization expense than is presented herein. Any such increases could be material and could result in the Company’s actual future financial condition or results of operations differing materially from that presented herein. As permitted, the final determination of these estimated fair values will be completed as soon as possible but no later than one year from the acquisition date when the Company has completed the detailed valuations and calculations.

Note 3 – Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” in the Pro Forma Condensed Combined Balance Sheet as of March 31, 2019 which assume the transaction occurred as of March 31, 2019 consist of the following:

(A)	Represents adjustment to eliminate historical Crackle U.S. Goodwill and record the preliminary business combination determined Goodwill and Intangible assets,
	Adjustment to eliminate historical Crackle U.S. Goodwill	(49,017,709)
	To record Goodwill resulting from the business combination	59,722,778
	Total adjustments to Goodwill	10,705,069

	To record Indefinite lived Intangible Assets resulting from the business combination	30,487,527
	To record Definite lived Intangible Assets resulting from the business combination with useful lives of 3-7 years.	20,974,761
	Total adjustments to Intangible Assets	51,462,288

(B)	Represents adjustment to eliminate Crackle U.S. Equipment not contractually contributed as a part of the business combination.	(8,687)

(C)	Represents adjustment to accrue for acquisition related costs directly attributable to the transaction.	7,165,321
	Represents adjustment to reclass Ad Rep Partner liabilities on the balance sheet classified as related parties to Accounts Payable and Accrued Expenses as they are directly attributable to the ongoing business of Crackle Plus.	15,730,915
		22,896,236
	Represents adjustment to reclass related party fees for Ad Rep Partner liabilities previously classified as related parties per above.	(15,730,915)

(D)	Represents adjustment to record redeemable non-controlling interest in Crackle Plus held by Sony at 49% (equity attributable to Sony as a part of the Crackle transaction, as they have the right to increase ownership to 49% in the Crackle Plus entity). Based on the terms of the transaction agreement, the redeemable noncontrolling interest is redeemable into equity as upon exercise of the equity interest the company has the option to transfer equity in the form of Series A cumulative redeemable perpetual preferred stock in the Company or cash at the election of the Company, or into 49% equity stake in the Crackle Plus joint venture.	51,672,531
(E)	Represents adjustment to eliminate Crackle U.S. parent investment not applicable to the Crackle transaction and ongoing business.	(51,885,027)
(E)	Represents adjustment to record the Company controlling equity interests in the Crackle Plus entity.	62,371,166
(E)	Represents adjustment to record acquisition related expenses directly attributable to the transaction.	(7,165,321)
	Total adjustments to Stockholder’s Equity	3,320,818

Note 4 – Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Year Ended December 31, 2018

Adjustments included in the column under the heading “Pro Forma Adjustments” in the Unaudited Condensed Combined Statement of Operations for the year ended December 31, 2018, which assume the transaction occurred as of January 1, 2018 consist of the following:

(F)	Represents adjustment to reduce content amortization and studio fees resulting from the consummation change in content license fee agreement structures. As a part of the business combination the parties entered into revenue share content AVOD agreements.	(17,957,770)
	Represents adjustment to reduce costs related to maintaining the AVOD platform as the Company entered as part of the business combination into a fixed fee agreement.	(11,671,535)
	Total adjustments to Cost of Revenue:	(29,629,305)

(G)	Represents adjustment to reduce marketing spend resulting from the termination of marketing contracts previously utilized by Crackle U.S. and excluded as contracts from assets transferred as a part of the business combination as the company uses its owned-and-operated networks and brand related social media to drive growth through cross-promotion.	(11,444,510)
	Represents adjustment for severed employees of the Crackle U.S. workforce, reducing duplicative roles between the two entities as per agreed and executed severance agreements upon the consummation.	(8,141,518)
	Represents adjustment to eliminate Sony corporate overhead allocation expenses not applicable to the Crackle Plus business. Costs historically allocated by Sony include costs for operating services contractually agreed to be provided by the parent company as a part of the business combination via the executed management fee agreement. Costs associated have been added as pro forma adjustment (H) below.	(16,357,417)
	Total adjustments to Selling, General, and Administrative:	(35,943,445)

(H)	Represents adjustment to record management fees agreed to as a part of the business combination for the period presented.	6,578,431
(I)	Represents adjustment to record valued acquisition related Intangible Asset amortization over the useful life of the intangible assets for the period presented on a straight-line basis.	4,194,952
(J)	Represents adjustment to record the effect of pro forma adjustments on income taxes calculated at a statutory tax rate of 26.93%.	(363,310)
(K)	Represents adjustment to record the effect of the noncontrolling equity interest of 1% held by Sony in the results of the Crackle Plus joint venture.	38,100

Note 5 – Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments for the Three Months Ended March 31, 2019

Adjustments included in the column under the heading “Pro Forma Adjustments” in the Unaudited Condensed Combined Statement of Operations for the three months ended March 31, 2019, which assume the transaction occurred as of January 1, 2018 consist of the following:

(L)	Represents adjustment to reduce content amortization and studio fees due to the change in content license fee structures. As a part of the business combination the parties entered into revenue share content AVOD agreements.	(4,779,414)
	Represents adjustment for terminated employees of the workforce of Crackle U.S., reducing duplicative roles between the two entities as per agreed and executed severance agreements entered prior to the consummation.	(3,225,208)
	Total adjustments to Cost of Revenue:	(8,004,622)

(M)	Represents adjustment to reduce marketing spend resulting from the termination of marketing contracts previously utilized by Crackle U.S. and excluded as contracts from assets transferred as a part of the business combination as the company uses its owned-and-operated networks and brand related social media to drive growth through cross-promotion.	(84,348)
	Represents adjustment for terminated employees of the workforce of Crackle U.S., reducing duplicative roles between the two entities as per agreed and executed severance agreements entered upon the consummation.	(1,259,337)
	Represents adjustment to eliminate Sony corporate overhead allocation expenses not applicable to the Crackle Plus business. Costs historically allocated by Sony include costs for operating services contractually agreed to be provided by the parent company as a part of the business combination via the executed management fee agreement. Costs associated have been added as pro forma adjustment (N) below.	(3,813,179)
	Total adjustments to Selling General and Administrative:	(5,156,864)

(N)	Represents adjustment to record additional management fees to be owed to affiliated company based on revenues earned under existing management & licensing agreements.	1,504,055
(O)	Represents adjustment to record valued acquisition related Intangible Asset amortization over the useful life of the intangible assets for the period presented on a straight-line basis.	1,048,738
(P)	Represents adjustment to eliminate historical nonrecurring transaction costs included on the historical financial statements of the company directly attributable to the transaction.	397,935
(Q)	Represents adjustment to record the effect of pro forma adjustments on income taxes calculated at a statutory tax rate of 26.93%.	(772,316)
(R)	Represents adjustment to record the effect of the noncontrolling equity interest of 1% held by Sony in the results of the Crackle Plus joint venture.	(17,690)